Exhibit 10.4

SAKS INCORPORATED

Supplement to Restricted Stock Agreement

«Name»

Name of Award Holder

Award Date: «Issue_Date»

«Number_of_Shares»

Number of Shares of Restricted Stock

Dear Award Holder:

This letter constitutes an “Award Supplement” referred to in that certain Restricted Stock Agreement dated [date of Agreement] (the “Restricted Stock Agreement”) between Saks Incorporated (the “Company”) and you. You are hereby notified that the Company has awarded to you the number of shares of its common stock, $0.10 par value indicated above (the “Restricted Stock”). The shares of Restricted Stock are awarded to you pursuant to and subject to the terms and conditions of (1) the Saks Incorporated 2009 Long-Term Incentive Plan (the “Plan”), (2) the Restricted Stock Agreement, and (3) this Award Supplement.

Unless sooner vested in accordance with paragraph 3 of the Restricted Stock Agreement, the restrictions imposed by paragraph 2 of the Restricted Stock Agreement will expire as to the following percentage of the Restricted Stock on the dates indicated:

Percentage of Restricted Stock	Date of Expiration of Restrictions
100%	«Expiration_Date»

Saks Incorporated

By:	/S/ CHRISTINE A. MORENA
Executive Vice President—Corporate Human Resources